EXHIBIT 21

                                  SUBSIDIARIES

                                              State or Other
                                              Jurisdiction of
Parent                                        Incorporation
------                                        ---------------

High Country Bancorp, Inc.                      Colorado




Subsidiaries (1)
----------------

High Country Bank                             United States


Subsidiaries of High Country Bank
---------------------------------
High Country Title and Escrow Company         United States





__________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in Item 7 hereof.